UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2008 (March 27, 2008)

Behringer Harvard Opportunity REIT II, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-140887	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Articles of Amendment

On March 27, 2008, the Company’s board of directors and its sole stockholder approved the First Articles of Amendment (the “First Charter Amendment”) to the Company’s Second Amended and Restated Articles of Incorporation (the “Charter”).  The First Charter Amendment was filed with the Maryland State Department of Assessments and Taxation of Maryland (the “SDAT”) on April 1, 2008 and became effective upon filing.

The First Charter Amendment amended provisions of the Charter relating to the shares of the Company’s outstanding convertible stock, which are held by an affiliate of Behringer Harvard Opportunity Advisors II LP, the Company’s external advisor (the “Advisor”).  Other than immaterial word choice changes, the amendment had the following effects:

•      The defined term “Listing” was revised to clarify that a Listing shall be deemed to occur on the effective date of a merger of the Company in which the consideration received by the holders of common stock of the Company includes securities of another issuer which securities are listed on a national securities exchange.  This revision clarifies that such a merger would be a “Triggering Event” (as described below) for purposes of determining if the convertible stock would then convert into shares of the Company’s common stock.

•      The defined term “Advisory Management Agreement Termination” was revised to clarify that the termination or expiration of the Advisory Management Agreement with the Advisor shall not be deemed to occur if in connection with such termination or expiration the Advisor enters into a new Advisory Management Agreement with a successor of the Company.  This revision clarifies that such a technical termination of the Advisory Management Agreement would not cause the number of shares of the Company’s common stock into which the convertible stock is convertible to become fixed.

•      Former Section 5.3(iii)(f) of the Charter, which is now Section 5.3(iii)(h), now provides as follows:

In the event of any reclassification or recapitalization of the outstanding Common Shares (except a change in par value, or from no par value to par value, or subdivision or other split or combination of shares), or in case of any consolidation or merger to which the Company is a party, except a merger in which the Company is the surviving corporation and which does not result in any reclassification or recapitalization, the Company or the successor or purchasing business entity shall provide that the holder of each Convertible Share then outstanding shall thereafter continue to have the right, with as nearly the same economic rights and effects as possible, to convert, upon a Triggering Event, the Convertible Shares into the kind and amount of stock and other securities and property received by holders of the Common Shares of the Company in connection with the reclassification, recapitalization, consolidation or merger.  The provisions of this paragraph (h) of this Section 5.3(iii) shall similarly apply to successive reclassifications, recapitalizations, consolidations or mergers.

The revised section makes clearer that after a merger or one of the other specified reclassifications, the holder of the shares of convertible stock would still retain a right to convert such shares into shares of common stock in the future if a Triggering Event occurs, irrespective of whether the shares had become convertible prior to the reclassification.

The information set forth above with respect to the First Charter Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the First Charter Amendment, which is attached to this report as Exhibit 3.1.1 and is incorporated into this Item 5.03 disclosure by reference.

Second Articles of Amendment

On March 27, 2008, the Company’s board of directors and its sole stockholder also approved the Second Articles of Amendment (the “Second Charter Amendment”) to the Company’s Charter.  The Second Charter Amendment has not yet been filed with the SDAT and will not be effective until it is filed with the SDAT.  The board and sole stockholder approvals of the Second Charter Amendment provided that the Second Charter Amendment will not be filed with the SDAT until such time that the board of directors, including a majority of the independent directors, determine after consultation with counsel that the Second Charter Amendment will not materially adversely affect the Company due to the impact of the Second Charter Amendment on (1) the effectiveness of the Company’s registration statement with the states relating to its best efforts public offering of common stock, (2) the Company’s ability to renew such registration statement or (3) the Company’s ability to register a follow-on offering with the states.  The board and sole stockholder approvals also provided that the Second Charter Amendment could not be filed after March 27, 2009.

The Company expects to file the Second Charter Amendment within that period and will inform stockholders of the effectiveness of the Second Charter Amendment by means of disclosure in a periodic report filed under the Securities Exchange Act of 1934.

The Second Charter Amendment further amends provisions of the Charter relating to shares of the Company’s outstanding convertible stock.  Generally, the Company’s convertible stock converts into shares of common stock on one of two events.  First, it will convert if the Company has paid distributions to common stockholders such that aggregate distributions are sufficient to produce a 10% cumulative, non-compounded, annual return on the price at which the shares of common stock were sold.   Alternatively, the convertible stock will convert if the Company lists its shares of common stock on a national securities exchange and, on the 31st trading day after listing, the value of the Company based on the average trading price of the shares of common stock since the listing, plus prior distributions, combine to meet the same 10% return threshold for the Company’s common stockholders.  Each of these two events is a “Triggering Event.”

The Second Charter Amendment changes how the conversion of convertible stock is calculated if the Advisory Management Agreement with the Advisor expires without renewal or is terminated (other than because of a material breach by the Advisor).  Currently, the number of shares of common stock into which the convertible stock converts is calculated at the time the Advisory Management Agreement terminates.  If, at that time, the Company’s enterprise value plus prior distributions are not sufficient to meet the above-described 10% return threshold, then the convertible stock would be of no value.  Although the conversion ratio is set at the time the Advisory Management Agreement terminates, the actual conversion will not occur until a Triggering Event occurs.

As amended, following the termination of the Advisory Management Agreement, the number of shares of common stock into which the convertible stock would convert would be determined on a Triggering Event instead of at the time the Advisory Management Agreement terminates.  If it is determined that the convertible stock is convertible into shares of common stock, the actual number of shares of common stock to be received upon conversion would be reduced from that provided in the Charter so that the holder of the convertible stock would only be entitled to a prorated portion of common stock based on the percentage of time that the Company was advised by the Advisor.

The information set forth above with respect to the Second Charter Amendment does not purport to be complete in scope and is qualified in its entirety by the full text of the Second Charter Amendment, which is attached to this report as Exhibit 3.1.2 and is incorporated into this Item 5.03 disclosure by reference.

 Item 7.01.             Regulation FD Disclosure.

                On March 27, 2008, the Company’s board of directors declared distributions payable to the stockholders of record each day during the months of April, May and June 2008.  The declared distributions will equal a daily amount of $0.0008219 per share of common stock, which is equivalent to an annual distribution rate of 3.0% assuming the share was purchased for $10.00.  A portion of each distribution is expected to constitute a return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

Item 8.01.              Other Events.

     On April 1, 2008, the Company issued a press release announcing that it had satisfied the escrow conditions in connection with its best efforts public offering of common stock, including the conditions of the special escrow for New York residents, and had begun operations.  The Company will not accept subscriptions from residents of Pennsylvania until it has received qualifying subscriptions aggregating at least $50 million.  As of April 1, 2008, the Company had accepted investors’ subscriptions to its offering received through March 31, 2008.

A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 8.01 disclosure by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 3.1.1	First Articles of Amendment and Restatement

	Exhibit 3.1.2	Second Articles of Amendment and Restatement

	Exhibit 99.1	Press Release dated April 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated:	April 1, 2008	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal